Exhibit 99.1

RumbleOn Reports Record Operational and Financial Results for the Fourth Quarter and Full Year 2021

●	4Q Pro forma Used Retail Powersports Revenue up 164%, Used Retail Unit Sales up 87%

●	4Q Revenue of $440.9 million; Full Year Pro forma Revenue of $1,586.1 million, reaching the high end of the Revenue guidance range

●	4Q Net Income of $20.7 million and fully diluted Earnings Per Share of $1.35

●	Full Year Pro forma Net Income of $45.5 million with Pro forma Adjusted EBITDA of $117.4 million

●	Management to host a conference call today, March 16, 2022, at 8:30 am ET

IRVING, Texas – March 16, 2022 – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the nation’s first technology-based omnichannel powersports platform, today announced operational and financial results for the three and twelve months ended December 31, 2021. RumbleOn management is hosting an investor call to discuss the Company’s results today, March 16, 2022, at 8:30 am ET. The Company issued a Shareholder Letter with management commentary and financial information, which is available on RumbleOn’s Investor Relations website.

Marshall Chesrown, RumbleOn’s Chief Executive Officer commented, “We are excited to report a record year for RumbleOn, as we accelerated the flow through of inventory acquired online through our retail locations. We generated $117.4 million in pro forma adjusted EBITDA, while delivering nearly $1.6 billion in pro forma revenue, all the while making meaningful strides towards our long-term objectives.”

“Consumers are demanding convenience, personalization, and affordability everywhere they shop, and Powersports is no different. We are reimagining the customer experience, both online and in the showroom, and we are making great strides in our mission to build the future of Powersports. Our strategy to combine the online with the in-store experience is working. On a comparable pro forma basis in Q4, we sold 87% more used retail Powersports units and generated 164% more revenue from these sales compared to the same quarter last year. We are laser-focused on building an unparalleled customer experience in Powersports, and we are confident that this is the most durable way to deliver long term value to our stakeholders,” concluded Mr. Chesrown.

Shareholder Letter

RumbleOn issued a shareholder letter with operational and financial results, outlook, and management commentary that can be accessed on the quarterly results page of the Company’s Investor Relations website at https://investors.rumbleon.com/quarterly-results.

Conference Call Details

RumbleOn’s management will host a conference call to discuss its operational and financial results, and provide a detailed outlook on March 16, 2022 at 8:30 a.m. Eastern Time. A live and archived webcast can be accessed from RumbleOn’s Investor Relations website. To access the conference call telephonically, callers may dial 1-877-407-9716 (or 1-201-493-6779 for callers outside of the United States) and enter conference ID 13727311.

About RumbleOn

RumbleOn, Inc. is the nation’s first technology-based omnichannel powersports platform. Headquartered in the Dallas Metroplex, RumbleOn is revolutionizing the customer experience for outdoor enthusiasts across the country and making powersport vehicles accessible to more people, in more places than ever before. To learn more please visit us online at https://www.rumbleon.com/.

Cautionary Note on Forward-Looking Statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

As disclosed in a Form 12b-25 filed earlier today, as RumbleOn completes its first year 404 assessment of internal control over financial reporting, the Company currently anticipates that it will disclose in its Form 10-K for the year ended December 31, 2021, a material weakness relating to general controls over information technology. RumbleOn does not expect this material weakness will impact the financial information reported in this press release. Furthermore, RumbleOn has performed additional analyses and other procedures to enable management to conclude that the financial information included in this press release fairly presents, in all material respects, RumbleOn’s financial condition and results of operations as of and for the quarterly period and year ended December 31, 2021, however RumbleOn can provide no assurance that a change to the financial information will not be required or that the Company will not identify other material weaknesses. RumbleOn expects that it will file the Form 10-K within the 15-day extension period provided by Rule 12b-25.

Use of Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release. Non-GAAP financial measures for the three months and years ended December 31, 2021 and December 31, 2020 used in this release are pro forma and as reported adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) adjusted to add back interest expense (including debt extinguishment), depreciation and amortization, changes in derivative liability and certain recoveries, charges and expenses, such as an insurance recovery, non-cash stock-based compensation costs, acquisition related costs, litigation expenses, and other non-recurring costs, as these recoveries, charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Investor Relations Contact:

Will Newell

investors@rumbleon.com

Source: RumbleOn, Inc.

RumbleOn, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollars in thousands)

	As Reported (unaudited)				Pro Forma (unaudited)
	4Q 2021	4Q 2020	FY 2021	FY 2020	4Q 2021	4Q 2020	FY 2021	FY 2020

Net income (loss)	$20,660	$(5,490)	$(9,725)	$(24,999)	$20,660	$8,025	$45,495	$18,914
Add back:
Interest expense (including debt extinguishment)	7,355	1,451	15,462	6,450	7,355	13,455	39,404	47,312
Depreciation and amortization	3,155	575	6,103	2,143	3,155	4,364	13,200	13,607
Interest income and miscellaneous income	—	—	—	—	—	(181)	(1,391)	(1,967)
Change in derivative liability	25	(4)	8,799	(11)	25	(4)	8,799	(10)
Income taxes	(10,984)	—	(21,665)	—	(10,984)	2,675	(2,706)	6,305
EBITDA	20,211	(3,468)	(1,026)	(16,417)	20,211	28,334	102,801	84,161
Adjustments:
Impairment loss on automotive inventory	—	—	—	11,738	—	—	—	11,738
Insurance recovery	—	—	—	178	—	—	—	178
Insurance proceeds	—	—	(3,135)	(5,615)	—	805	(3,135)	(4,810)
Stock-based compensation[1]	2,054	553	29,219	2,978	2,054	553	29,219	3,175
Acquisition costs associated with the RideNow transaction	766	—	4,281	—	766	—	4,281	—
Other non-recurring costs	374	267	2,025	1,347	374	267	2,025	1,347
PPP loan forgiveness	(2,110)	—	(2,682)	—	(2,110)	—	(21,721)	—
Purchase accounting related	1,388	—	1,388	—	1,388	—	1,388	—
Adjusted EBITDA	22,683	(2,648)	30,070	(5,791)	22,683	29,959	114,858	95,789
Pro forma adjustments	—	—	—	—	—	31	2,525	124
Pro forma adjusted EBITDA	$22,683	$(2,648)	$30,070	$(5,791)	$22,683	$29,990	$117,383	$95,913

[1]	Stock based compensation includes the vesting of all then outstanding RSU awards upon the closing of the RideNow transaction.

RumbleOn, Inc.
Consolidated Balance Sheets

(unaudited)

(dollars in thousands; except per share amounts)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$48,974	$1,467
Restricted cash	3,000	2,049
Accounts receivable, net	41,619	9,408
Inventory	201,666	21,360
Prepaid expense and other current assets	6,335	3,446
Total current assets	301,594	37,730
Property and equipment, net	21,417	6,521
Right-of-use assets	133,112	5,690
Goodwill	260,922	26,887
Intangible assets, net	302,066	46
Other assets	26,207	105
Total assets	1,045,318	76,979
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	62,040	14,193
Vehicle floor plan notes payable	97,278	17,812
Accrued interest payable	—	—
Current portion lease liabilities	20,249	—
Current portion of long-term and convertible debts	4,322	3,440
Total current liabilities	183,889	35,445
Long-term liabilities:
Senior secured debt	253,438	—
Convertible debt, net	29,396	27,166
Notes payable	150	4,691
Derivative liabilities	66	17
Long-term portion of operating lease liabilities	114,687	4,370
Long-term portion of financing lease liabilities	2,869	—
Deferred tax liabilities	8,138	—
Other long-term liabilities	21,396	720
Total long-term liabilities	430,140	36,964
Total liabilities	614,029	72,409
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding as of December 31, 2021 and 2020	—	—
Class A common stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of December 31, 2021 and 2020	—	—
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 14,882,022 and 2,191,633 shares issued and outstanding as of December 31, 2021 and 2020	15	2
Additional paid-in capital	549,699	108,949
Accumulated deficit	(114,106)	(104,381)
Class B common stock in treasury, at cost 123,089 and 0 shares as of December 31, 2021 and 2020	(4,319)	—
Total stockholders’ equity	431,289	4,570
Total liabilities and stockholders’ equity	$1,045,318	$76,979

RumbleOn, Inc.
Consolidated Statements of Operations

(unaudited)

(dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenue:
Vehicles Sales
Powersports	$202,002	$8,012	$323,303	$46,654
Automotive	144,232	55,843	460,888	337,085
Parts, service and accessories	50,889	200	66,969	872
Vehicle logistics	11,090	6,625	43,878	31,816
Finance and insurance, net	32,695	—	39,693	—
Total revenue	440,908	70,680	934,731	416,427
Cost of revenue
Powersports	167,679	6,369	264,872	40,061
Automotive	136,391	51,755	430,142	308,801
Parts, service and accessories	38,417	—	47,262	—
Vehicle logistics	8,320	4,875	34,278	24,200
Cost of revenue before impairment loss	350,807	62,999	776,554	373,062
Impairment loss on automotive inventory	—	—	—	11,738
Total cost of revenue	350,807	62,999	776,554	384,800
Gross profit	90,101	7,681	158,177	31,627
Selling, general and administrative	69,946	10,596	135,801	50,681
Stock-based compensation and other issuances	2,054	553	29,219	2,978
Insurance recovery	—	—	(3,135)	(5,615)
Depreciation and amortization	3,155	575	6,103	2,143
Operating income (loss)	14,946	(4,043)	(9,811)	(18,560)
Interest expense	(7,355)	(1,451)	(15,462)	(6,450)
Forgiveness of PPP loan	2,110	—	2,682	—
Change in derivative liability	(25)	4	(8,799)	11
Other	—	—	—	—
Income (loss) before benefit for income taxes	9,676	(5,490)	(31,390)	(24,999)
Benefit for income taxes	(10,984)	—	(21,665)	—
Net income (loss)	$20,660	$(5,490)	$(9,725)	$(24,999)
Weighted average number of common shares outstanding - basic	15,055,084	2,241,633	6,920,318	2,184,441
Weighted average number of common shares outstanding - fully diluted	15,263,736	—	—	—
Net income (loss) per share - basic	$1.37	$(2.45)	$(1.41)	$(11.44)
Net income (loss) per share - fully diluted	$1.35	$—	$—	$—

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows

For the Two Years Ended December 31, 2021

(unaudited)

(dollars in thousands)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,725)	$(24,999)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,103	2,143
Amortization of debt discounts	4,386	2,027
Forgiveness of PPP loan	(2,682)	—
Bad debt expense	—	311
Share based compensation	29,219	2,978
Impairment loss on inventory	—	11,738
Impairment loss on property and equipment	—	178
Loss (gain) from change in value of derivatives	8,799	(11)
Gain on early extinguishment of debt	—	(188)
Deferred taxes	(19,910)	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,978)	(1,236)
(Increase) decrease in inventory	(63,554)	24,282
Increase in prepaid expenses and other current assets	(1,102)	(2,236)
(Increase) decrease in other assets	(25,983)	87
Increase in accounts payable and accrued liabilities	12,174	1,349
Increase in other liabilities	17,147	720
(Decrease) in floor plan trade note borrowings	15,119	—
Net cash (used in) provided by operating activities	(35,987)	17,143
CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisition, net of cash received	(366,967)	—
Purchase of property and equipment	(7,718)	(175)
Proceeds from sales of property and equipment	—	38
Technology development	(1,871)	(2,145)
Net cash used in investing activities	(376,556)	(2,282)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note	—	8,272
Proceeds from senior secured debt	261,451	—
Repayments of notes payable	(10,413)	(1,768)
Increase (decrease) in borrowings from non-trade floor plans	18,722	(40,533)
Net proceeds from PPP loan	—	5,178
Net proceeds from sale of common stock	191,241	10,780
Net cash provided by (used in) financing activities	461,001	(18,071)
NET INCREASE IN CASH	48,458	(3,210)
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	3,516	6,726
CASH AND RESTRICTED CASH AT END OF PERIOD	$51,974	$3,516